MANAGERS AMG FUNDS

POWER OF ATTORNEY

KNOW ALL PERSON’S BY THESE PRESENTS, that each of the persons whose name appears below hereby nominates, constitutes and appoints Lewis Collins, Donald S. Rumery, and Keitha L. Kinne (with full power to each of them to act alone) his or her true and lawful attorney-in-fact and agent, for him or her and on his or her behalf and in his or her place and stead in any way and all capacities, to make, execute and sign the Registration Statement on Form N-14 under the Securities Act of 1933, as amended, of Managers AMG Funds (the “Trust”) relating to shares of the Trust proposed to be issued in connection with the anticipated reorganization transactions of SouthernSun Small Cap Fund and SouthernSun U.S. Equity Fund, each a series of Northern Lights Fund Trust, a Delaware statutory trust, into SouthernSun Small Cap Fund and SouthernSun U.S. Equity Fund, respectively, each a series of the Trust, and any and all pre- and post-effective amendments and supplements thereto, and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest of the Trust, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as each of the undersigned himself or herself might or could do.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates written below.

/s/ Bruce B. Bingham	December 13, 2013
Bruce B. Bingham, Trustee	Date

/s/ Christine C. Carsman	December 13, 2013
Christine C. Carsman, Trustee	Date

/s/ William E. Chapman, II	December 13, 2013
William E. Chapman, II, Trustee	Date

/s/ Edward J. Kaier	December 13, 2013
Edward J. Kaier, Trustee	Date

/s/ Kurt Keilhacker	December 13, 2013
Kurt Keilhacker, Trustee	Date

/s/ Steven J. Paggioli	December 13, 2013
Steven J. Paggioli, Trustee	Date

/s/ Richard F. Powers, III	December 13, 2013
Richard F. Powers, III, Trustee	Date

/s/ Eric Rakowski	December 13, 2013
Eric Rakowski, Trustee	Date

/s/ Victoria Sassine	December 13, 2013
Victoria Sassine, Trustee	Date

/s/ Thomas R. Schneeweis	December 13, 2013
Thomas R. Schneeweis, Trustee	Date

/s/ Keitha L. Kinne	December 13, 2013
Keitha L. Kinne, President and	Date
Principal Executive Officer

/s/ Donald S. Rumery	December 13, 2013
Donald S. Rumery, Treasurer,	Date
Chief Financial Officer, and
Principal Financial Officer